Exhibit 21.1

OPTION CARE, INC.

LISTING OF SUBSIDIARIES OF THE REGISTRANT
(as of March 1, 2005)

Parent Corporation:
Option Care, Inc. (Delaware corporation)
Subsidiaries of Option Care, Inc. (DE):
Option Care, Inc. (California corporation)
Home Health of Option Care, Inc. (Nevada corporation)
Management by Information, Inc. (Delaware corporation)
Option Care of Oklahoma, Inc. (Delaware corporation)
Option Care Home Health of California, Inc. (Delaware corporation)
Optionet, Inc. (Delaware corporation)
Option Care Enterprises of New York, Inc. (New York corporation)
Option Care of New York, Inc. (New York corporation)
Option Care Enterprises, Inc. (Delaware corporation)
Subsidiaries of Option Care Enterprises, Inc. (DE):
Excel Healthcare, L.L.C. (Virginia limited liability company)
Healthcare Options of Minnesota, Inc. (Minnesota corporation)
Infusion Specialties, Inc. (Texas corporation)
North County Home I.V., Inc. (California corporation)
Option Care Home Health of California, Inc. (Delaware corporation)
Option Care Hospice, Inc. (Missouri corporation)
Option Care of Denver, Inc. (Delaware corporation)
Option Home Health, Inc. (Ohio corporation)
Option Care Home Health, L.L.C. (Washington limited liability company) (50% owned by Option Care, Inc.-CA)
OptionMed, Inc. (Delaware corporation)
Physician Options, Inc. (Delaware corporation)
Rehab Options, Inc. (Missouri corporation)
Salient Health Care Services, Inc. (Delaware corporation)
Springville Pharmacy Infusion Therapy, Inc. (New York corporation)
Option Care Enterprises, Inc. (Pennsylvania corporation) (80% owned)
Subsidiary of Option Care Enterprises, Inc. (PA):
Hunterdon Infusion Services, L.L.P. (New Jersey limited liability partnership) (50% owned)

Entities listed above are all wholly owned subsidiaries, except as indicated.